UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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CommonWealth REIT
(Name of Registrant as Specified In Its Charter)

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On December 23, 2013, CommonWealth REIT issued the following press release:

* * * * *

FOR IMMEDIATE RELEASE

CommonWealth REIT Implements Governance Changes and Simplifies Path
for Shareholder Action at 2014 Annual Meeting

Board Amends Bylaws and Endorses Changes to Declaration of Trust

to Facilitate Shareholder Nominations and Proposals

Board Commits to De-Staggering at 2014 Annual Meeting, Opts-Out of MUTA Classified Board
Provisions and Eliminates “Dead Hand Provision” of the “Poison Pill”

Provides Update Regarding Search for New Independent Trustees to Expand the Size of the Board

Newton, MA (December 23, 2013): CommonWealth REIT (NYSE: CWH) today announced that its Board of Trustees has, as a result of its continued shareholder engagement activities, made several significant changes to its governance, as follows:

•                  The Board amended CWH’s Bylaws so that shareholders who own a minimum of $2,000 worth of common shares for at least one year may make Trustee nominations and shareholder proposals at CWH”s June 2014 annual meeting.  In addition, the Board streamlined the so-called “informational requirements” for making Trustee nominations and shareholder proposals to facilitate shareholder participation.

•                  The Board has endorsed, and will submit to a shareholder vote at the June 2014 annual meeting, an amendment to CWH’s Declaration of Trust to adopt a “plurality voting standard” in contested Trustee elections.  The current applicable Declaration of Trust provision, which has been in effect since CWH’s formation in 1986, requires a majority of shares outstanding for all contested Trustee elections.

•                  The Board has accelerated its prior commitment to de-stagger the CWH Board by presenting a proposal to shareholders to amend CWH’s Declaration of Trust at the June 2014 meeting, even prior to resolution of its disputes with Corvex Management LP and Related Fund Management, LLC (“Corvex/Related”).  Because this change may be adopted while the Corvex/Related hostile takeover attempts continue, the Board will recommend to shareholders that the “de-staggering” of the Board be phased-in over a three year period, starting in 2014.  In other words, assuming shareholders adopt this change at the 2014 annual meeting, one-third of the Trustees will be elected in 2014, two-thirds of the Trustees will be elected in 2015, and the entire Board will be subject to annual elections starting in 2016.  To facilitate this change, CWH has opted-out of provisions of the Maryland Unsolicited Takeover Act, or MUTA, which require a classified or staggered Board.

•                  In response to shareholder suggestions, effective immediately, the Board has eliminated the so-called “dead hand” provisions of CWH’s shareholders’ rights plan (the “poison pill”), which prevents dismantling of the pill by a successor Board.  As announced earlier this year, the Board intends to accelerate the expiration of the “poison pill”, which currently expires on October 17, 2014, to a date soon after the resolution of the disputes with Corvex/Related.

Also, as announced earlier this year, the Nominating and Governance Committee of the Board (which is comprised solely of Independent Trustees) continues to work with the executive search firm Korn / Ferry International to identify potential Independent Trustee candidates to increase the percentage of Independent Trustees on the CWH Board.  The Nominating and Governance Committee has interviewed several well qualified candidates that have been identified by Korn / Ferry International during the last few months, and it expects to soon announce the appointment of additional Independent Trustees to the Board.

CWH’s Independent Trustees issued the following joint statement regarding today’s announcements:

“In response to shareholder suggestions, the Board continues to move forward to effect governance changes.  The changes announced today provide shareholders with a clear path to effect any desired change at CommonWealth through customary channels, and without the disruptive and potentially value destructive impacts of the hostile takeover advocated by Corvex/Related.”

CommonWealth REIT is a real estate investment trust that primarily owns office properties located throughout the United States.  CWH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S AND ITS INDEPENDENT TRUSTEES’ PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND CWH’S AND THE INDEPENDENT TRUSTEES’ CONTROL.  FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE OR THEIR IMPLICATIONS.

ADDITIONAL INFORMATION REGARDING THE CONSENT SOLICITATION

CWH, its Trustees and certain of its executive officers, and RMR and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the solicitation being conducted by Corvex/Related.  On December 6, 2013, CWH filed a preliminary consent revocation statement with the Securities and Exchange Commission, or the SEC, in response to the Corvex/Related solicitation.  CWH will furnish a definitive consent revocation statement to its shareholders, together with a WHITE consent revocation card when available.  SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT AND ANY

AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS THAT CWH WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of the potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the preliminary consent revocation statement and other materials to be filed by CWH with the SEC in connection with the solicitation of revocations of consents.

Shareholders may obtain free of charge copies of the consent revocation statement and any other documents (when available) filed by CWH with the SEC in connection with the Corvex/Related solicitation at the SEC’s website (http://sec.gov), at CWH’s website (http://cwhreit.com) or by requesting these materials from Timothy Bonang, by phone at (617) 796-8222, or by mail at Two Newton Place, 255 Washington Street, Newton, MA 02458 or by requesting materials from the firm assisting the CWH in the solicitation of consent revocations, Morrow & Co., LLC, toll free at (800) 276-3011 (banks and brokers call collect at (203) 658-9400).

Media Contacts:

Joele Frank Wilkinson Brimmer Katcher

Andrew Siegel/Jonathan Keehner

212-355-4449

Or

Investor Contact:

Timothy A. Bonang, 617-796-8222

Vice President, Investor Relations

www.cwhreit.com